                                                                    EXHIBIT 99.3



                                 SHOPPING.COM
                         (A DEVELOPMENT STAGE COMPANY)
                             FINANCIAL STATEMENTS
                              FOR THE YEAR ENDED
                               JANUARY 31, 1997

                                                                    SHOPPING.COM
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                                        CONTENTS
                                                                JANUARY 31, 1997
________________________________________________________________________________



                                                                      Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                        1

FINANCIAL STATEMENTS

  Balance Sheet                                                           2

  Statement of Operations                                                 3

  Statement of Shareholders' Deficit                                      4

  Statement of Cash Flows                                                 5

  Notes to Financial Statements                                      6 - 14


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Shareholder of
Shopping.com

We have audited the accompanying balance sheet of Shopping.com (a development stage company) as of January 31, 1997, and the related statements of operations, shareholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shopping.com as of January 31, 1997, and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $201,697 and had negative cash flows from operations for the year ended January 31, 1997, and had a shareholders' deficit at January 31, 1997. These factors, among others, as discussed in Note 1 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 6 to the financial statements, management of the Company discovered an error in the number of weighted-average shares outstanding, resulting in an understatement of previously reported loss per share.


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
June 17, 1997, except for
 Note 6, for which the
 date is June 9, 1999

                                                                    SHOPPING.COM
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                                   BALANCE SHEET
                                                                JANUARY 31, 1997
________________________________________________________________________________

                                    ASSETS
CURRENT ASSETS
  Cash                                                           $      63
  Stock subscription receivable                                     23,000
                                                                 ---------

     Total current assets                                           23,063

FURNITURE AND EQUIPMENT, net                                        12,165
OTHER ASSETS                                                         3,956
                                                                 ---------

          TOTAL ASSETS                                           $  39,184
                                                                 =========


                     LIABILITIES AND SHAREHOLDERS' DEFICIT


CURRENT LIABILITIES
  Note payable - related party                                   $  50,000
  Accounts payable                                                  35,986
  Other accrued liabilities                                         31,845
                                                                 ---------

     Total current liabilities                                     117,831
                                                                 ---------

COMMITMENTS

SHAREHOLDERS' DEFICIT
  Preferred stock, Series A convertible, no par value
     1,500,000 shares authorized
     no shares issued and outstanding                                    -
  Preferred stock, Series B convertible, no par value
     4,000,000 shares authorized
     no shares issued and outstanding                                    -
  Common stock, no par value
     4,000,000 shares authorized
     1,152,500 shares issued and outstanding                       123,050
  Deficit accumulated during development stage                    (201,697)
                                                                 ---------

       Total shareholders' deficit                                 (78,647)
                                                                 ---------

          TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT            $  39,184
                                                                 =========

  The accompanying notes are an integral part of these financial statements.

                                                                    SHOPPING.COM
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                         STATEMENT OF OPERATIONS
                                             FOR THE YEAR ENDED JANUARY 31, 1997
________________________________________________________________________________


OPERATING EXPENSES                                           $ 201,697
                                                             ---------

NET LOSS                                                     $(201,697)
                                                             =========


BASIC AND DILUTED LOSS PER SHARE                             $   (0.18)
                                                             =========

WEIGHTED-AVERAGE SHARES OUTSTANDING                          1,152,500
                                                             =========

  The accompanying notes are an integral part of these financial statements.

                                                                    SHOPPING.COM
                                                   (A DEVELOPMENT STAGE COMPANY)
                                              STATEMENT OF SHAREHOLDERS' DEFICIT
                                             FOR THE YEAR ENDED JANUARY 31, 1997
________________________________________________________________________________








                                      Preferred Stock          Preferred Stock                                Deficit
                                   --------------------     --------------------                            Accumulated
                                   Series A Convertible     Series B Convertible       Common Stock           During
                                   --------------------     --------------------    ---------------------   Development
                                    Shares     Amount        Shares     Amount        Shares     Amount        Stage        Total
                                   --------  ----------     --------   ---------    ---------   ---------  ------------   ---------
Balance, February 1, 1996                 -  $        -            -   $        -           -   $       -  $          -   $       -
Issuance of common stock                                                            1,152,500      23,050                    23,050
Capital contributed by Cyber
 Depot, Inc. to purchase assets
 and develop proprietary software                                                                 100,000                   100,000
Net loss                                                                                                       (201,697)   (201,697)
                                   --------  ----------     --------   ----------  ----------   ---------  ------------   ---------
  Balance, January 31, 1997               -  $        -            -   $        -   1,152,500   $ 123,050   $  (201,697)  $ (78,647)
                                   ========  ==========     ========   ==========  ==========   =========  ============   =========


  The accompanying notes are an integral part of these financial statements.

                                                                    SHOPPING.COM
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                         STATEMENT OF CASH FLOWS
                                             FOR THE YEAR ENDED JANUARY 31, 1999
________________________________________________________________________________



CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                  $(201,697)
  Adjustments to reconcile net loss to net cash
     used in operating activities
       Depreciation of furniture and equipment                  1,276
  (Increase) decrease in
     Other assets                                              (3,956)
   Increase (decrease) in
     Accounts payable                                          35,986
     Other accrued liabilities                                 31,845
                                                            ---------

          Net cash used in operating activities              (136,546)
                                                            ---------


CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of furniture and equipment                         (13,441)
                                                            ---------


          Net cash used in investing activities               (13,441)
                                                            ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of note payable - related party                     50,000
  Proceeds from the issuance of common stock                       50
  Capital contribution                                        100,000
                                                            ---------


          Net cash provided by financing activities           150,050
                                                            ---------



            Net increase in cash                                   63


CASH, BEGINNING OF YEAR                                             -
                                                            ---------

CASH, END OF YEAR                                           $      63
                                                            =========


SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
During the year ended January 31, 1997, the Company issued common stock in the amount of $23,000 for a subscription receivable.


  The accompanying notes are an integral part of these financial statements.

                                                                    SHOPPING.COM
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                JANUARY 31, 1997
________________________________________________________________________________

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     Organization and Line of Business
     ---------------------------------
     Shopping.com (the "Company") was incorporated in California on November 22, 1996. Cyber Depot, Inc. ("Cyber") was incorporated in California in January 1996 and among other business ventures commenced the design and development of proprietary software for the Internet shopping marketplace in February 1996. In March 1997, Cyber agreed to sell certain assets and liabilities and proprietary software to Shopping.com for 250,000 shares of Series A convertible preferred stock with warrants, and Shopping.com continued the design and development of the proprietary software. The operations of Cyber devoted to the design and development of the proprietary software are considered to be the predecessor operations of the Company and have been included with the operations of the Company since February 1996. The propriety software acquired by the Company in this transaction has been expensed as software research and development. The Company is engaged in the design and development of proprietary software for marketing a broad range of products and services to retail customers on the Internet. On
     July 11, 1997, the Company commenced selling products over the Internet through its website at http://www.shopping.com.

     Basis of Presentation
     ---------------------
     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. However, the Company has experienced net losses of $201,697 for the year ended January 31, 1997. In addition, the Company has used, rather than provided, cash from its operations. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to continue to meet its financing requirements and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

     Management has raised capital during 1997 through private placement offerings of equity and debt securities and completed an initial public offering ("IPO") in the latter part of 1997, which will provide sufficient funding to continue present operations and support future marketing and development activities.

                                                                    SHOPPING.COM
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                JANUARY 31, 1997
________________________________________________________________________________

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


     Estimates
     ---------
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue Recognition
     -------------------
     The Company recognizes revenue at the time the vendor ships the product to the customer.

     Net Loss Per Share
     ------------------
     Net loss per share is based on the number of common shares issued in the initial capitalization of the Company.

     Stock Subscription Receivable
     -----------------------------
     At January 31, 1997, the Company had subscriptions to purchase its common stock of $23,000. This amount was collected subsequent to the balance sheet date; therefore, the amount is shown as an asset in the accompanying balance sheet.

     Cash Equivalents
     ----------------
     For the purpose of the statement of cash flows, the Company considers all highly-liquid investments purchased with original maturities of three months or less to be cash equivalents.

     Furniture and Equipment
     -----------------------
     Furniture and equipment are recorded at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over estimated useful lives of three to 15 years as follows:


          Computer hardware                     5 years
          Furniture and equipment          5 to 7 years


     Maintenance and minor replacements are charged to expense as incurred. Gains and losses on disposals are included in the results of operations.

     Advertising
     -----------
     The Company expenses advertising costs as incurred. There were no advertising costs for the year ended January 31, 1997.

                                                                    SHOPPING.COM
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                JANUARY 31, 1997
________________________________________________________________________________

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


     Income Taxes
     ------------
     The Company utilizes Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

     Fair Value of Financial Instruments
     -----------------------------------
     The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including cash, accounts payable, and other accrued liabilities, the carrying amounts approximate fair value due to their short maturities. The amounts shown for note payable also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.

     Stock Options
     -------------
     The Financial Accounting Standards Board ("FASB") issued SFAS No. 123, "Accounting for Stock-Based Compensation," effective for fiscal years beginning after December 15, 1995. SFAS No. 123 establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current implicit value accounting method specified in Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock-based compensation. The Company will use the implicit value based method and will be required to disclose the pro forma effect of using the fair value based method to account for its stock-based compensation.

                                                                    SHOPPING.COM
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                JANUARY 31, 1997
________________________________________________________________________________

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


     Risks and Uncertainties
     -----------------------
     The Company's future revenues and any future profits are substantially dependent upon the widespread acceptance and use of the Internet and other online services as an effective medium of commerce by consumers. Rapid growth in the use of an interest in the Web, the Internet, and other online services is a recent phenomenon, and there can be no assurance that acceptance and use will continue to develop or that a sufficiently broad base of consumers will adopt, and continue to use, the Internet and other online services as a medium of commerce.

     To remain competitive, the Company must continue to enhance and improve the responsiveness, functionality, and features of the Shopping.com online store. The Internet and the online commerce industry are characterized by rapid technological change, changes in user and customer requirements and preferences, frequent new product and service introductions embodying new technologies, and the emergence of new industry standards and practices that could render the Company's existing website and proprietary technology and systems obsolete. The Company's success will depend, in part, on its ability to license leading technologies useful in its business, enhance its existing services, develop new services and technology that address the increasingly sophisticated and varied needs of its prospective customers, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

     A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. The Company relies on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information, such as customer credit card numbers. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the algorithms used by the Company to protect customer transaction data.

     The online commerce market, particularly over the Internet, is new, rapidly evolving, and intensely competitive, which competition the Company expects to intensify in the future. Barriers to entry are minimal, and current and new competitors can launch new websites at a relatively low cost. The Company currently or potentially competes with a variety of other companies.

     The Company carries no inventory, has no warehouse employees or facilities, and relies on rapid fulfillment from its vendors. To satisfy customer orders, the Company has no long-term contracts or arrangements with any of its manufacturers or distributors that guarantee the availability of merchandise, the continuation of particular payment terms, the extension of credit limits, or the shopping schedules.

                                                                    SHOPPING.COM
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                JANUARY 31, 1997
________________________________________________________________________________

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


     Risks and Uncertainties (Continued)
     -----------------------
     The Company regards its Shopping.com brand name and related software as proprietary and relies primarily on a combination of copyright, trademark, trade secret and confidential information laws, and employee and third party non-disclosure agreements and other methods to protect its proprietary rights. There can be no assurance that these protections will be adequate to protect against technologies that are substantially equivalent or superior to the Company's technologies. The Company does not currently hold any patents or have any patent applications pending for itself or its products and has not obtained federal registration for any of its trademarks.

     Earnings per Share
     ------------------
     The FASB issued SFAS No. 128, "Earnings Per Share," which is effective for financial statements issued for periods ending after December 31, 1997. SFAS No. 128 requires public companies to present basic loss per share and, if applicable, diluted loss per share instead of primary and fully-diluted loss per share.



NOTE 2 - FURNITURE AND EQUIPMENT





     Furniture and equipment at January 31, 1997
     consisted of the following:
     Computer hardware                                         $12,761
     Furniture and equipment                                       680
                                                               -------

                                                                13,441
     Less accumulated depreciation                               1,276
                                                               -------

            TOTAL                                              $12,165
                                                               =======


NOTE 3 - COMMITMENTS


     Litigation
     ----------
     The Company is involved in certain litigation in the normal course of business. The Company does not believe that the resolution of any suit will result in any material adverse effect on the Company's financial position, results of operations, or cash flows.

                                                                    SHOPPING.COM
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                JANUARY 31, 1997
________________________________________________________________________________

NOTE 3 - COMMITMENTS (Continued)


     Leases
     ------
     The Company leases a facility for its corporate offices under a non-cancelable operating lease agreement that expires in 2002. Future minimum lease payments under this non-cancelable operating lease are as follows:



      Year Ending
      January 31,
      -----------
         1998             $ 75,489
         1999              117,282
         2000              125,798
         2001              131,594
         2002              137,390
         Thereafter         40,565
                          --------

               TOTAL      $628,118
                          ========

     Rent expense was $13,451 for the year ended January 31, 1997.



NOTE 4 - NOTE PAYABLE - RELATED PARTY


     The Company has a note payable to a related party which is personally guaranteed by an officer of the Company. In addition, the note is personally guaranteed by a vice president of the Company and secured by a second deed of trust on a residence owned by the vice president. The note accrues interest at the highest rate permitted by California law (approximately 11% at January 31, 1997) and is due 90 days from January 13, 1997.

     Subsequent to year-end, $51,000 was repaid which includes accrued interest of $1,000.

                                                                    SHOPPING.COM
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                JANUARY 31, 1997
________________________________________________________________________________

NOTE 5 - INCOME TAXES


     For the year ended January 31, 1997, the Company did not provide a provision for income taxes due to the net loss incurred. At January 31, 1997, the Company has approximately $98,000 and $49,000 in net operating loss carryforwards for federal and state income tax purposes, respectively, that expire in 2012 and 2002, respectively. The components of the Company's deferred tax assets and liabilities for income taxes consist of a deferred tax asset relating to the net operating loss carryforwards of approximately $36,000. The other components of the Company's deferred tax assets and liabilities are immaterial. The Company has established a valuation allowance of approximately $36,000 to fully offset its deferred tax asset as the Company does not believe the recoverability of this deferred tax asset is more likely than not.



NOTE 6 - RESTATEMENT

     Loss per share and common shares outstanding have been restated to correct an error discovered by management in the computation of common shares outstanding.



NOTE 7 - SUBSEQUENT EVENTS (UNAUDITED)

     Series A Convertible Preferred Stock
     ------------------------------------
     In March 1997, the Company issued 500,000 shares of Series A convertible preferred stock ("Series A Preferred") in connection with the acquisition of certain assets and liabilities and proprietary software developed by Cyber (see Note 1). The historical cost of the assets and liabilities and proprietary software acquired was approximately $100,000, which is the amount used to value the 500,000 shares of Series A Preferred. In April 1997, the Company sold 500,000 shares of Series A Preferred for a price of $0.40 per share. The holders of the Series A Preferred are entitled to receive a non-cumulative dividend of $0.04 per share per annum, payable in cash at the option of the Company.

     Each share of Series A Preferred is convertible into shares of common stock at the option of the holder. In addition, Series A Preferred will be automatically converted into shares of common stock based upon the effective conversion price immediately upon the closing of an IPO of not less than $6,000,000.

     The Series A Preferred has a liquidation preference of $0.40 per share, plus all declared and unpaid dividends prior to the payment of any amount to the holders of common stock.

                                                                    SHOPPING.COM
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                JANUARY 31, 1997
________________________________________________________________________________

NOTE 7 - SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED)


     Series A Convertible Preferred Stock (Continued)
     ------------------------------------
     Each holder of Series A Preferred was issued one warrant for every two shares of Series A Preferred to purchase a share of the Company's common stock for $3.00 per share, resulting in 375,000 warrants being issued. Based on the financial condition of the Company at the time the warrants were issued, management estimates that the fair value of the Company's common stock was less than the exercise price of the warrants.

     Series B Convertible Preferred Stock
     ------------------------------------
     During May to September 1997, the Company sold 536,500 shares of Series B convertible preferred stock ("Series B Preferred") for a price of $3.00 per share. The holders of the Series B Preferred are entitled to receive a non-cumulative dividend of $0.30 per share per annum, payable in cash at the option of the Company.

     Each share of Series B Preferred is convertible into shares of common stock at the option of the holder. In addition, Series B Preferred will be automatically converted into shares of common stock based upon the effective conversion price immediately upon the closing of an IPO of not less than $6,000,000.

     The Series B Preferred has a liquidation preference of $3.00 per share, plus all declared and unpaid dividends prior to the payment of any amount to the holders of common stock.

     Each holder of Series B Preferred was issued one warrant for every two shares of Series B Preferred to purchase a share of the Company's common stock for $3.00 per share, resulting in 268,250 warrants being issued. Based on the financial condition of the Company at the time the warrants were issued, management estimates that the fair value of the Company's common stock approximates the exercise price of the warrants.

     Upon the effective date of the Company's IPO, the 536,500 outstanding shares of Series B Preferred were converted into 536,500 shares of the Company's common stock.

     Stock Options
     -------------
     The Company's board of directors adopted the 1997 Stock Option Plan (the "Plan") and reserved 250,000 shares of common stock for grants of stock options under the Plan. Generally, options granted under the Plan expire the earlier of 10 years from the date of grant (five years in the case of an incentive stock option granted to a holder of 10% or more of the Company's outstanding capital stock) or three months after the optionee's termination of employment or service. The Company had not granted any stock options as of January 31, 1997, therefore, the disclosures required by SFAS No. 123 are not applicable.

                                                                    SHOPPING.COM
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                JANUARY 31, 1997
________________________________________________________________________________

NOTE 7 - SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED)


     Notes Payable
     -------------
     In June and July 1997, the Company issued $950,000 of subordinated notes. The notes bear interest at 10% per annum and are unsecured. The notes are due at the earlier of nine months from the date of issuance or closing of the IPO.

     In connection with the note agreement, each note holder is entitled to receive 333 warrants for each $1,000 loaned to purchase the Company's common stock for $6.00 per share. There is a twelve-month "lock-up" on the warrants and the common stock underlying these warrants.

     En Pointe Technologies, Inc.
     ----------------------------
     On September 15, 1997 the Company entered into an agreement with En Pointe Technologies, Inc. ("En Pointe") whereby:


     . En Pointe made an investment in the Company by purchasing $600,000 of subordinated notes. In connection therewith, the Company issued 199,800 warrants to purchase the Company's common stock at $4.50 per share. As a result of these warrants being issued with an exercise price less than the fair market value of similar warrants, the Company will recognize additional financing cost;


     . En Pointe granted the Company a license to En Pointe's proprietary EPIC
       Software for five years in exchange for 125,000 shares of the Company's common stock valued at $6.00 per share. The Company has agreed to pay an annual maintenance and upgrade fee of $100,000. The initial annual fee is to be paid concurrent with the funding of the $600,000 subordinated notes;


     . En Pointe has also agreed to provide (i) consulting services to the Company by customizing its EPIC Software and (ii) information system services for a quarterly fee estimated to be $60,000 and $50,000, respectively. The initial quarterly fees of $60,000 and $50,000 are to be paid concurrent with the funding of the $600,000 subordinated notes;


     . In the event that the Company does not complete its IPO within one year, the Company is obligated to pay En Pointe $1,000,000 for the licensing of the EPIC Software.


     Stock Split
     -----------
     At the completion of the Company's IPO in December 1997, the Company effected a one-for-two reverse stock split of its common stock. All share and per share data have been retroactively restated to reflect this stock split.

SHOPPING.COM

REPORT AND FINANCIAL STATEMENTS
JANUARY 31, 1998 AND 1999

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Shareholder of Shopping.com

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of shareholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Shopping.com and its subsidiary at January 31, 1998 and 1999, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP
Costa Mesa, California
June 9, 1999, except as to Note 12,
which is as of July 2, 1999

SHOPPING.COM
CONSOLIDATED BALANCE SHEET
________________________________________________________________________________

                                                                                January 31,
                                                                          1998               1999
Assets
Current assets
    Cash and cash equivalents                                        $  4,761,000       $     90,000
    Accounts receivable, net of allowance for doubtful
      accounts of $10,000 and $61,000                                     169,000            648,000
    Prepaid and other current assets                                      666,000          1,465,000
    Deposits                                                                               1,373,000
                                                                     ------------       ------------
      Total current assets                                              5,596,000          3,576,000
Property and equipment, net                                             2,846,000          1,972,000
Other assets                                                              216,000            546,000
                                                                     ------------       ------------
             Total assets                                            $  8,658,000       $  6,094,000
                                                                     ============       ============
Liabilities and Shareholders' Equity (Deficit)
Current liabilities
    Accounts payable                                                 $    777,000       $  5,580,000
    Notes payable                                                                          3,000,000
    Other accrued liabilities                                             583,000         12,252,000
    Current portion of capital lease obligations                          211,000            250,000
                                                                     ------------       ------------
      Total current liabilities                                         1,571,000         21,082,000
Capital lease obligations, net of current portion                         229,000             92,000
                                                                     ------------       ------------
        Total liabilities                                               1,800,000         21,174,000
                                                                     ------------       ------------
Commitments and contingencies (Note 9)
Shareholders' Equity (Deficit)
    Common stock, no par value
      20,000,000 shares authorized; 4,002,000 and
      10,212,406 shares issued and outstanding                         14,817,000         42,102,000
    Unearned compensation                                                (557,000)           (58,000)
    Accumulated deficit                                                (7,402,000)       (57,124,000)
                                                                     ------------       ------------
           Total shareholders' equity (deficit)                         6,858,000        (15,080,000)
                                                                     ------------       ------------
           Total liabilities and shareholders' equity (deficit)      $  8,658,000       $  6,094,000
                                                                     ============       ============

   The accompanying notes are an integral part of these financial statements.

SHOPPING.COM
CONSOLIDATED STATEMENT OF OPERATIONS
________________________________________________________________________________


                                               Year Ended January 31,
                                              1998               1999
Net sales                                 $    851,000       $  8,122,000

Cost of sales                                  856,000         10,122,000
                                          ------------       ------------

Gross loss                                      (5,000)        (2,000,000)
                                          ------------       ------------

Operating expenses:
    General and administrative               2,324,000         19,193,000
    Advertising and marketing                2,006,000         10,087,000
    Product development                        658,000          3,288,000
    Stock-based compensation                   675,000          6,696,000
    Loss on disposal of assets                  25,000          1,539,000
                                          ------------       ------------

      Total operating expenses               5,688,000         40,803,000
                                          ------------       ------------

Loss from operations                        (5,693,000)       (42,803,000)
                                          ------------       ------------

Other income (expense):
    Interest expense                        (1,195,000)        (5,819,000)
    Interest income                             15,000             71,000
                                          ------------       ------------

      Total other income (expense)          (1,180,000)        (5,748,000)
                                          ------------       ------------

    Loss before extraordinary item          (6,873,000)       (48,551,000)

    Extraordinary loss (Note 6)                                (1,171,000)
                                          ------------       ------------
      Net loss                            $ (6,873,000)      $(49,722,000)
                                          ============       ============

Basic and diluted per share amounts:
      Loss before extraordinary item      $      (4.03)      $     (10.10)
                                          ============       ============

      Extraordinary Item                  $       --         $      (0.24)
                                          ============       ============
      Net loss                            $      (4.03)      $     (10.34)
                                          ============       ============

Weighted average shares outstanding          1,786,894          4,808,069
                                          ============       ============

   The accompanying notes are an integral part of these financial statements.

SHOPPING.COM
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
________________________________________________________________________________

                                                                      Preferred Stock
                                                             Series A Convertible        Series B Convertible       Common Stock
                                             --------------------------------------------------------------------------------------
                                                  Shares       Amount        Shares        Amount        Shares          Amount
Balance, January 31, 1997                               -     $     -              -       $     -      1,152,500      $   123,000
    Sale of common stock                                                                                  100,000            2,000
    Issuance of common stock for services                                                                  38,000           54,000
    Contribution of domain name                                                                                             90,000
    Sale of Series A Preferred Stock            1,000,000     200,000
    Issuance of Series A Preferred Stock,
       for net assets                             500,000     100,000                                                     (100,000)
    Sale of Series B Preferred Stock, net                                  1,073,000       749,000
    Beneficial conversion feature                                                                                          327,000
    Issuance of common stock for software                                                                 125,000        1,000,000
    Sale of common stock in IPO, net                                                                    1,300,000        9,374,000
    Conversion of Series A and B Preferred
      to Common Stock                          (1,500,000)   (300,000)    (1,073,000)     (749,000)     1,286,500        1,049,000
    Issuance of warrants, net                                                                                            1,666,000
    Unearned compensation                                                                                                1,232,000
    Amortization of unearned compensation
    Net loss
                                             ------------- -----------  -------------  ------------ -------------- ----------------
Balance, January 31, 1998                               -           -              -             -      4,002,000       14,817,000
    Exercise of stock options                                                                               5,175            5,000
    Issuance of common stock for services                                                                 121,226        2,878,000
    Conversion of debt to common stock                                                                  3,806,701        1,833,000
    Issuance of warrants, net                                                                                           13,290,000
    Exercise of warrants                                                                                2,277,304        3,082,000
    Stock-based compensation - employees                                                                                 2,869,000
    Stock-based compensation - nonemployees                                                                              3,328,000
    Amortization of unearned compensation
    Net loss
                                             ------------- -----------  -------------  ------------ -------------- ----------------
Balance, January 31, 1999                                  $         -                 $          -     10,212,406      $42,102,000
                                             ============= ===========  =============  ============ ============== ================



                                                   Unearned       Accumulated
                                                 Compensation       Deficit          Total
Balance, January 31, 1997                        $        -     $   (202,000)   $    (79,000)
    Sale of common stock                                                               2,000
    Issuance of common stock for services                                             54,000
    Contribution of domain name                                                       90,000
    Sale of Series A Preferred Stock                                                 200,000
    Issuance of Series A Preferred Stock,
       for net assets
    Sale of Series B Preferred Stock, net                                            749,000
    Beneficial conversion feature                                   (327,000)
    Issuance of common stock for software                                          1,000,000
    Sale of common stock in IPO, net                                               9,374,000
    Conversion of Series A and B Preferred
      to Common Stock
    Issuance of warrants, net                                                      1,666,000
    Unearned compensation                        (1,232,000)
    Amortization of unearned compensation           675,000                          675,000
    Net loss                                                      (6,873,000)     (6,873,000)
                                                ------------    ------------    ------------
Balance, January 31, 1998                          (557,000)      (7,402,000)      6,858,000
    Exercise of stock options                                                          5,000
    Issuance of common stock for services                                          2,878,000
    Conversion of debt to common stock                                             1,833,000
    Issuance of warrants, net                                                     13,290,000
    Exercise of warrants                                                           3,082,000
    Stock-based compensation - employees                                           2,869,000
    Stock-based compensation - nonemployees                                        3,328,000
    Amortization of unearned compensation           499,000                          499,000
    Net loss                                                     (49,722,000)    (49,722,000)
                                                -----------     ------------    ------------
Balance, January 31, 1999                         $ (58,000)    $(57,124,000)   $(15,080,000)
                                                ===========     ============    ============


   The accompanying notes are an integral part of these financial statements.

SHOPPING.COM
CONSOLIDATED STATEMENT OF CASH FLOWS
________________________________________________________________________________

                                                                                      Year Ended January 31,
                                                                                    1998               1999
Cash flows from operating activities:
    Net loss                                                                   $ (6,873,000)     $ (49,722,000)
    Adjustments to reconcile net loss to
      net cash used in operating activities
        Common stock issued for services                                             54,000          2,878,000
        Warrants issued for services                                                                 2,914,000
        Amortization of debt issuance costs                                          91,000          1,149,000
        Amortization of debt discount                                             1,082,000          2,462,000
        Amortization of beneficial conversion feature                                                1,999,000
        Extraordinary loss on conversion of notes payable                                            1,171,000
        Stock-based compensation - employees                                        675,000          3,368,000
        Stock-based compensation - nonemployees                                                      3,328,000
        Accrued interest converted to Common Stock                                                     142,000
        Depreciation and amortization                                               163,000            600,000
        Loss on disposal of assets                                                   25,000          1,539,000
        Allowance for doubtful accounts                                              10,000             61,000
    Changes in assets and liabilities:
      Accounts receivable                                                          (179,000)          (636,000)
      Prepaid expenses                                                             (771,000)          (799,000)
      Deposits                                                                                        (196,000)
      Other assets                                                                  (34,000)          (354,000)
      Accounts payable                                                              546,000          4,803,000
      Other accrued liabilities                                                     265,000         12,018,000
      Stock subscription                                                             23,000
                                                                               ------------       ------------
        Net cash used in operating activities                                    (4,923,000)       (13,275,000)
                                                                               ------------       ------------
Cash flows from investing activities:
    Purchase of property and equipment                                           (1,564,000)        (1,006,000)
                                                                               ------------       ------------
                                                                               ------------        -----------
        Net cash used in investing activities                                    (1,564,000)        (1,006,000)
                                                                               ------------       ------------
                                                                               ------------        -----------
Cash flows from financing activities:
    Proceeds from the issuance of note payable - related party                      305,000
    Payments on note payable - related party                                       (355,000)
    Payment on capital lease obligations                                             (9,000)          (333,000)
    Proceeds from the issuance of notes payable                                   1,750,000          4,825,000
    Payments on notes payable                                                    (1,750,000)          (850,000)
    Proceeds from exercise of warrants                                                               1,905,000
    Payment of debt issuance costs                                                 (241,000)          (942,000)
    Proceeds from the issuance of Series A Preferred Stock, net                     200,000
    Proceeds from the issuance of Series B Preferred Stock, net                   1,483,000
    Proceeds from the issuance of 8% Debentures                                                      5,000,000
    Proceeds from the issuance of Common Stock, net                               9,865,000              5,000
                                                                               ------------       ------------
        Net cash provided by financing activities                                11,248,000          9,610,000
                                                                               ------------       ------------
        Net increase (decrease) in cash and
           cash equivalents                                                       4,761,000         (4,671,000)
        Cash and cash equivalents, beginning of period                                    -          4,761,000
                                                                               ------------       ------------
        Cash and cash equivalents, end of period                               $  4,761,000       $     90,000
                                                                               ============       ============

Supplemental disclosure of cash flow information - Note 3



   The accompanying notes are an integral part of these financial statements.

SHOPPING.COM
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

NOTE 1 - THE COMPANY

Shopping.com (the "Company") was incorporated in California on November 22, 1996. Cyber Depot, Inc. ("CyberDepot") was incorporated in California in January 1996 and among other business ventures commenced the design and development of proprietary software for the Internet shopping marketplace in February 1996. In March 1997, CyberDepot exchanged substantially all of its assets and liabilities and proprietary software for 500,000 shares of Series A Preferred Stock and Common Stock warrants (Note 7). The Company and CyberDepot are considered to be entities under common control; accordingly, CyberDepot's results have been combined with the Company since February 1996.

The Company is an Internet-based electronic retailer marketing a broad range of products to both consumers and trade customers. The Company employs proprietary information systems along with industry software to provide its customers with access to an automated marketplace of products, which consist of inventories of multiple manufacturers and distributors, price comparisons, detailed product descriptions, delivery status of products ordered and back order information. The Company commenced selling products over the Internet in July 1997 and completed its initial public offering ("IPO") in November 1997.

The Company's fiscal year ends on January 31; accordingly, all references to 1998 and 1999 are for the years ended January 31, 1998 and 1999, respectively.

The Company has incurred losses from operations through January 31, 1999. Compaq Computer Corporation ("Compaq") has committed to provide the funds required for the conduct of the Company's operations at least through January 31, 2000 or to the date, if earlier, on which it ceases to be the controlling shareholder (Notes 11 and 12).


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany transactions and balances have been eliminated.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The valuation of warrants, equity and debt securities, allowances for doubtful accounts, product returns, and litigation reserves require the use of significant estimates. The Company believes the techniques and assumptions used in establishing these estimates are appropriate.

FAIR VALUE OF FINANCIAL INSTRUMENTS

It is management's belief that the carrying amounts for the Company's financial instruments are reasonable estimates of their related fair values due to the short-maturity of these instruments.

SHOPPING.COM
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

CASH AND CASH EQUIVALENTS

The Company considers all highly-liquid investments with an original maturity of three months or less to be cash equivalents.

DEPOSITS

Deposits primarily consist of cash held by a third party that was collected on behalf of the Company from the exercise of stock options and warrants. Of the total $1,373,000 outstanding as of January 31, 1999, $1,177,000 represent the deposits held by the third party.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in these accounts and believes that it is not exposed to any significant credit risk.

Accounts receivable are typically unsecured and are derived from revenues earned from customers primarily located in the United States. The Company generally requires no collateral from its customers for non-credit card sales. To date, the Company has not experienced any material losses.

During 1998 and 1999, the Company sold products to its lead underwriter in its IPO that accounted for approximately 40% and 2% of total net sales, respectively. During 1998 and 1999, the Company purchased products from four and two vendors, respectively, that represented 10% or more of total purchases. These vendors represented 85% and 49% of total purchases in 1998 and 1999, respectively.


LONG-LIVED ASSETS

The Company assesses potential impairments to its long-lived assets when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when the sum of the expected future undiscounted net cash flows is less than the carrying amount of the asset. The amount of the impairment loss is based on the difference between the related asset's carrying value and the expected future discounted net cash flows.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost less accumulated depreciation and amortization using the straight-line method over the following estimated useful lives:

          Computer equipment                    5 years
          Purchased software               3 to 5 years
          Furniture and equipment          5 to 7 years
          Leasehold improvements                5 years

SHOPPING.COM
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

Leasehold improvements and assets under capital leases are amortized over the term of the lease or estimated useful lives, whichever is shorter. Maintenance and minor replacements are charged to expense as incurred. Gains and losses on disposals are included in the results of operations. During 1999, the Company wrote-off the $1,201,000 carrying value of certain purchased software which management determined had no future benefit.



ISSUANCE COSTS

Issuance costs are amounts paid or the estimated value of warrants issued to placement agents or financial consultants to obtain debt or equity financing. The Company allocates issuance costs for debt issued with warrants between debt and equity based on the relative fair value of the individual elements at the time of issuance. Debt issuance costs are recorded as deferred charges and are amortized over the term of the related debt using the effective interest method. Equity issuance costs are deducted from the proceeds of the related equity securities.

STOCK-BASED COMPENSATION

The Company accounts for employee stock compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and complies with the disclosure provisions of Statement of Financial Accounting Standards "Accounting for Stock-Based Compensation" ("SFAS 123"). Under APB 25, compensation expense is based on the difference, if any, on the date of grant between the fair value of the Company's Common Stock and the exercise price. Unearned compensation is amortized over the vesting period of the related options.


STOCK SPLIT

At the completion of the Company's IPO in November 1997, the Company effected a one-for-two reverse stock split of its Common Stock. All share and per share data have been retroactively restated to reflect this stock split.


REVENUE RECOGNITION

The Company recognizes revenue at the time the vendor ships the product to the customer. The Company provides an allowance for sales returns based on historical experience. To date, the Company's sales returns have been insignificant.


ADVERTISING

The Company expenses advertising costs the first time the advertisement is published or broadcasted. Included in advertising and marketing is $899,000 and $6,234,000 in advertising expense for 1998 and 1999, respectively.

SHOPPING.COM
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

PRODUCT DEVELOPMENT

Product development expenses consist principally of payroll, consulting fees, and related expenses for development and maintenance of the Company's web site, including depreciation of computer equipment and purchased software. All product development costs have been expensed as incurred.



INCOME TAXES

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.


NET LOSS PER SHARE

The Company computes net loss per share in accordance with SFAS 128 "Earnings per Share" and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS 128 and SAB 98, basic and diluted net loss per share is computed by dividing the net loss available to common shareholders for the period by the weighted average number of Common Stock outstanding during the period. The calculation of diluted net loss per share excludes potential common shares if the effect is antidilutive.


COMPREHENSIVE INCOME

Effective February 1, 1998, the Company adopted the provisions of SFAS 130, "Reporting Comprehensive Income." SFAS 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. To date, the Company has not had any material transactions that are required to be reported in comprehensive income.


SEGMENT INFORMATION

Effective February 1, 1998, the Company adopted the provisions of SFAS 131, "Disclosures about Segments of an Enterprise and Related Information." The Company operates in a single business segment that provides eCommerce to individuals and businesses. The adoption of SFAS 131 did not have a material impact to the Company's financial statement disclosure.

RECENT ACCOUNTING PRONOUNCEMENTS

In March 1998, Statement of Position 98-1 "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1") was issued. SOP 98-1 provides guidance over accounting for computer software developed or obtained for internal use including the requirement to capitalize specified costs and amortization of such costs. The Company will adopt the provisions of SOP 98-1 for the fiscal year ending January 31, 2000, and does not expect adoption to have a material impact on its financial position and results of operations.

SHOPPING.COM
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

In April 1998, SOP 98-5 "Reporting on the Costs of Start-Up Activities" was issued. Start-up activities are defined broadly as those one-time activities relating to opening a new facility, introducing a new product or service, conducting business in a new territory, conducting business with a new class of customer, commencing some new operation or organizing a new entity. Under SOP 98-5, the cost of start-up activities should be expensed as incurred. SOP 98-5 is effective for the Company's year ending January 31, 2000. The Company does not expect adoption to have a material impact to its financial position and results of operations.

NOTE 3  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

In February and September 1998, the Company executed two separate agreements with the same party whereby it issued 47,059 and 66,667 shares of Common Stock, respectively, in exchange for radio advertising valued at $2,675,000. The value of the advertising was based on the fair value of the Common Stock issued. During 1999, the Company entered into two separate agreements for investor and public relation services in exchange for shares of Common Stock and stock options (Note 9). In September 1997, the Company entered into an agreement whereby it issued 125,000 shares of the Company's Common Stock in exchange for a five year software license. The estimated fair value of the software license was $1,000,000. The value of other services provided in exchange for Common Stock was based on the fair value of the Common Stock issued.


The Company entered into the following non-cash investing and financing activities:

                                                                                Year Ended January 31,
                                                                               1998              1999
Supplemental Schedule of Non-Cash Investing and
  and Financing Activities
    Common Stock issued or to be issued for services                          $   54,000       $ 4,497,000

    Warrants and options issued or to be issued for services                                     3,100,000

    Exercise of warrants                                                                         1,177,000

    Common Stock issued for software license                                   1,000,000

    Conversion of debt into Common Stock                                                         1,833,000

    Series A Preferred Stock and Common Stock warrants
      issued in exchange for net assets                                          100,000

    Contribution of domain name                                                   90,000

    Equipment acquired under capital leases                                      449,000           236,000

Supplemental Disclosures of Cash Flow Information
    Cash paid for interest                                                        56,000            86,000
    Cash paid for taxes                                                                -                 -

SHOPPING.COM
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

NOTE 4 - COMPOSITION OF CERTAIN BALANCE SHEET COMPONENTS

Prepaid and other current assets consist of the following:


                                                                                       January 31,
                                                                                    1998           1999
               Advertising                                                    $    458,000   $    104,000
               Insurance                                                           112,000         20,000
               Investor and public relations                                                    1,295,000
               Other                                                                96,000         46,000
                                                                             -------------   ------------
                                                                              $    666,000   $  1,465,000
                                                                             =============   ============


Property and equipment consist of the following:

                                                                                       January 31,
                                                                                    1998           1999
               Computer equipment                                             $  1,229,000   $  1,698,000
               Purchased software                                                1,469,000        475,000
               Furniture and equipment                                             237,000        309,000
               Leasehold improvements                                               59,000        103,000
                                                                             -------------   ------------
                                                                                 2,994,000      2,585,000
               Less accumulated depreciation and
                    amortization                                                  (148,000)      (613,000)
                                                                             -------------   ------------

                        Total                                                 $  2,846,000   $  1,972,000
                                                                             =============   ============




Included in property and equipment at January 31, 1998 and 1999 is equipment acquired under capital leases of $449,000 and $685,000 with related accumulated amortization of $11,000 and $134,000, respectively. During 1997, 1998, and 1999, the Company recorded $1,000, $147,000 and $577,000 in depreciation expense, respectively.

Other assets consist of the following:

                                                                                       January 31,
                                                                                    1998           1999
               Deposits                                                      $    105,000    $    487,000
               Other                                                              111,000          59,000
                                                                             -------------   ------------
                                                                             $    216,000    $    546,000
                                                                             ============    ============

SHOPPING.COM
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

Other accrued liabilities consist of the following:

                                                                                       January 31,
                                                                                    1998           1999
               Legal                                                           $   331,000   $  1,000,000
               Litigation reserves                                                 113,000      8,510,000
               Investor and public relations                                                    1,805,000
               Termination and severance                                                          307,000
               Payroll and vacation                                                 76,000        151,000
               Gift certificates                                                                  150,000
               Other                                                                63,000        329,000
                                                                             -------------   ------------
                                                                               $   583,000   $ 12,252,000
                                                                             =============   ============


NOTE 5 - NET LOSS PER SHARE


The following table sets forth the computation of basic and diluted net loss per share:

                                                                                   Year Ended January 31,
                                                                                    1998           1999
Loss before extraordinary item                                               $  (6,873,000)  $ (48,551,000)
Preferred stock dividends from beneficial
    conversion feature                                                            (327,000)
                                                                             -------------   -------------
Loss before extraordinary item
    available to common shareholders                                            (7,200,000)    (48,551,000)
Extraordinary loss (Note 6)                                                                     (1,171,000)
                                                                             -------------   -------------

Net loss available to common shareholders                                    $  (7,200,000)  $ (49,722,000)
                                                                             =============   =============

Weighted average shares outstanding                                              1,786,894       4,808,069
                                                                             =============   =============


Basic and diluted per share amounts:
    Loss before extraordinary item                                           $       (4.03)  $      (10.10)
                                                                             =============   =============
    Extraordinary item                                                       $        -      $       (0.24)
                                                                             =============   =============
    Net loss                                                                 $       (4.03)  $      (10.34)
                                                                             =============   =============


SHOPPING.COM
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

The following table sets forth potential dilutive securities that are not included in the diluted net loss per share calculation above because to do so would be antidilutive in the periods indicated:

                                                                        Year Ended January 31,
                                                                       1998                1999
Weighted average effect of potential dilutive securities:
      Series A Preferred Stock                                            734,000
      Series B Preferred Stock                                            324,000
      Common Stock warrants                                                19,000           754,000
      Common Stock options                                                 61,000           447,000
                                                                        ---------         ---------
                                                                        1,138,000         1,201,000
                                                                        =========         =========


NOTE 6 - BORROWINGS


CONVERTIBLE DEBENTURES

In June, July and November 1998, the Company issued $1,250,000, $1,250,000 and $2,500,000, respectively of 8% convertible debentures ("the 8% Debentures"). Interest is payable quarterly, two years from the issuance date ("the Maturity Date") or upon conversion. The Company, at its option, may pay any accrued interest in shares of Common Stock at the Conversion Price then in effect, as defined. The Debentures are convertible into Common Stock at a conversion price equal to the lower of (i) the lowest market price for any three days in the 30 days preceding conversion; or (ii) $16.00 per share (the "Base Rate"), which is subject to a 10% reduction in the event of contract breach, as defined. The holders of the 8% Debentures may convert up to 20% of the original principal amount between 30 days and 90 days after issuance, up to an additional 25% (45% cumulative) 120 days after issuance, up to an additional 35% (80% cumulative) 150 days after issuance, with the balance being convertible at anytime thereafter. Any 8% Debentures not previously converted as of the Maturity Date automatically convert into Common Stock at the applicable conversion rate, as defined.

The holders of the 8% Debentures receive one warrant to purchase one share of Common Stock for each two shares of Common Stock issued in connection with the corresponding conversion of the 8% Debentures. The warrants attributable to each conversion have an exercise price equal to the lesser of (i) 120% of the lowest market price for any three trading days prior to conversion or (ii) 125% of the Base Rate. The warrants expire in June 2003. The Company has the right to redeem all or any portion of the Debentures, subject to a Redemption Premium, as defined. The holders of the 8% Debentures may require the Company to redeem the outstanding portion of the 8% Debentures in the event of a contract breach, as defined. Additionally, in the event of contract default, the holders may consider the 8% Debentures immediately due and payable.

In connection with the issuance of the 8% Debentures, the Company issued warrants and made payments to placement agents, which were recorded as debt and equity issuance costs. The debt issuance costs were originally being amortized as additional interest expense ratably over the term of the 8% Debentures. In November and December of 1998, the entire $5,000,000 principal amount, plus accrued interest, of the 8% Debentures was converted into 3,323,781 shares of Common Stock and 1,627,153 warrants were issued and then exercised into 1,627,153 shares of Common Stock.

SHOPPING.COM
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

PROMISSORY NOTES

In December 1998, the Company issued a $2,500,000 secured promissory note with a 10% per annum interest rate payable in 30 days provided however, if within 30 days the Company closes a financing transaction, as defined, the holder had the right to convert the note into the same class of security as the defined financing transaction. In conjunction with the promissory note, the Company issued 500,000 warrants to purchase common stock at a price of $7.00 per share, subject to adjustment, which expire in December 2001. The promissory note was secured by a Non-Recourse Guaranty and Pledge Agreement with a former officer and current shareholder of the Company. In exchange for this guaranty, the former officer received 130,000 warrants to purchase common stock at a price of $7.00 per share, subject to adjustment, which expire in December 2003. The secured promissory note is also secured by all assets of the Company. The secured promissory note was paid in full in February 1999.


In September 1998, the Company issued a $500,000 promissory note to a related party (a director of the Company is also a member of the Board of Directors of the corporation to which the Company issued the promissory note) that was due at the earlier of the Company receiving $500,000 in additional financing from another source or October 1998. The Company also issued 30,000 warrants to purchase shares of Common Stock at an exercise price of $2.25 per share. The warrants expire in September 2003. During October 1998, the Company repaid $200,000 and renegotiated a revised due date of the earlier of the Company receiving $300,000 in additional financing from another source or December 1998. In connection with the modification, the Company also issued 30,000 additional warrants to purchase shares of the Company's Common Stock at an exercise price of $1.65 that expire in November 2003. The remaining balance of $300,000 was paid in January 1999.

In August 1998, the Company issued a $500,000 convertible promissory note that is due six months from the date of issuance, with an interest rate of 8% per annum, that have been converted into Common Stock at a rate of $10.00 per share. In connection with the issuance of the convertible promissory note, the Company issued 50,000 warrants to purchase shares of Common Stock at an exercise price of $10.00 that expires in August 2001. The Company also issued warrants to purchase 10,000 shares of Common Stock to the placement agent, the value of which has been accounted for as debt and equity issuance costs. The warrants issued to the placement agent contain the same terms and conditions as the warrants issued with the convertible promissory note. In January 1999, the note plus accrued interest, were converted into 156,196 shares of Common Stock.

In May through July 1998, the Company issued $1,325,000 of unsecured promissory notes at an interest rate of 8% per annum with principal and accrued interest due six months from the date of issuance. In conjunction with the issuance, the promissory note holders received a total of 132,500 warrants to purchase shares of Common Stock that are exercisable until May 2001 (10,000 warrants are exercisable until June 2001) at an exercise price of $14.00 per share. In November 1998, the Company provided the note holders with the option to convert the promissory notes or extend the maturity date by 90 days in exchange for warrants with an exercise price of $7.00 to purchase the Company's Common Stock. Of the total promissory notes, $475,000 plus accrued interest, were converted into shares of Common Stock and $350,000 was paid in January 1999. The Company issued an additional 71,250 warrants to the note holders. The holder of the remaining unpaid $500,000 principal balance has filed a complaint against the Company contending that it is entitled to convert the note into Common Stock. The balance has not yet been paid. As a result of the conversion of the notes to Common Stock, the Company recognized a

SHOPPING.COM
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

$1,171,000 extraordinary loss which represents the excess of the fair value of the Common Stock and warrants over the carrying value of the note on the date of conversion. In addition, the Company issued warrants to purchase 20,000 shares of Common Stock at an exercise price of $14.00 per share to the placement agent, the value of which has been accounted for as debt and equity issuance costs.

In September 1997, the Company issued a $600,000 note to a shareholder of the Company with an interest rate of 10% per annum that was due the earlier of nine months or the closing of an IPO. In conjunction with the note, the Company issued 199,800, five year warrants with an exercise price of $4.50 per share. The note was paid in full in 1998.

During June through July 1997, the Company issued $1,150,000 in subordinated promissory notes each with an interest rate of 10% per annum that were due the earlier of nine months from the date of issuance or the closing of an IPO. The note holders were issued 333 warrants for every $1,000 of note principal at an exercise price of $6.00 per share that were exercisable any time after the earlier of 90 days after the effective date of the Company's IPO or one year from the date of issuance. The notes were paid in full in 1998.

The Company allocates the proceeds received from debt or convertible debt with detachable warrants using the relative fair value of the individual elements at the time of issuance. The amount allocated to the warrants is accounted for as debt discount and is amortized to interest expense over the expected term of the debt using the effective interest method. The carrying amount of convertible debt has been reduced by any related unamortized debt discount and issuance costs on the date of conversion to Common Stock.

In accordance with the FASB's Emerging Issues Task Force ("EITF") Topic No. D-60 ("Topic D-60"), the Company accounts for the beneficial conversion feature of convertible debt securities based on the difference between the conversion price and the fair value of the Common Stock into which the security is convertible, multiplied by the number of shares into which the security is convertible. The amount attributable to the beneficial conversion feature is recognized as additional interest expense over the most beneficial conversion period using the effective interest method. Any unamortized beneficial conversion feature is recognized as interest expense when the related debt security is converted into Common Stock. During 1999, the Company recognized $1,999,000 in expense for the beneficial conversion feature of its convertible debt.


NOTE 7 - SHAREHOLDERS' EQUITY

CONVERTIBLE PREFERRED STOCK

The Company's Series A and Series B Convertible Preferred Stock (collectively referred to as the "Preferred Stock") is convertible upon issuance into Common Stock at the option of the holder or automatically converts into shares of Common Stock based upon the Conversion Price, immediately upon the closing of an IPO of not less than $6,000,000. The initial Conversion Price per share for the Series A Preferred Stock and Series B Preferred Stock was $.20 and $1.50, respectively, and was subsequently increased to $.40 and $3.00, respectively, as a result of the reverse Common Stock split. The Conversion Price was subject to further adjustment, as defined. The Series A Preferred Stock and Series B Preferred Stock had a liquidation preference of $0.20 and $1.50 per share, respectively, plus all declared and unpaid dividends. The Series A Preferred Stock and Series B Preferred Stock were entitled

SHOPPING.COM
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

to receive non-cumulative dividends of $.02 and $.15 per share, respectively. The Preferred Stock holders were entitled to vote on an "as converted" basis. Total shares authorized for issuance of the Series A and Series B Preferred Stock was 1,500,000 and 4,000,000, respectively.

During April through August 1997, the Company issued 1,073,000 of its Series B Convertible Preferred Stock at an issuance price of $1.50 per share with issuance costs of approximately $125,000. Upon the consummation of the Company's IPO, each two shares of the Preferred Stock were converted into one share of Common Stock.

In accordance with Topic D-60, the Company accounted for the beneficial conversion feature of its convertible Preferred Stock based on the difference between the conversion price and the estimated fair value of the Common Stock into which the security is convertible, multiplied by the number of shares into which the security is convertible. The resultant allocation of the proceeds to the beneficial conversion feature was accounted for as a dividend on the date the Preferred Stock was issued.

In accordance with Topic D-60, the Company accounted for the beneficial conversion feature of its convertible Preferred Stock based on the difference between the conversion price and the estimated fair value of the Common Stock into which the security is convertible, multiplied by the number of shares into which the security is convertible. The resultant allocation of the proceeds to the beneficial conversion feature was accounted for as a dividend on the date the Preferred Stock was issued.

Each holder of the Series A and Series B Preferred Stock was issued one warrant for every four shares of the Series A and Series B Preferred Stock to purchase Common Stock at an exercise price of $.40 and $3.00 per share, respectively. The Company allocated the proceeds received from the Preferred Stock using the relative fair value of the individual elements at the time of issuance. The estimated value of the warrants issued to the Series A Preferred Stock holders was determined to be de minimis. The $407,000 allocated to the warrants associated with the Series B Convertible Preferred Stock is included in Common Stock.

COMMON STOCK

In November 1997, the Company completed its IPO by issuing 1,300,000 shares of Common Stock for gross proceeds of $11,700,000. In addition to issuance costs of $2,326,000, the Company issued 122,000, four year warrants with an exercise price of $14.40 per share with an estimated value of $504,000.

COMMON STOCK WARRANTS

A summary of the Company's warrant activity is provided below.

                                                                         January 31,
                                                       1998                                      1999
                                        -------------------------------------   ----------------------------------------
                                          Issued     Exercised   Outstanding      Issued       Exercised    Outstanding
                                          ------     ---------   -----------      ------       ---------    -----------

Beginning balance                                 -           -            -      1,348,004              -    1,348,004
    Series A Preferred Stock                375,000                  375,000
    Series B Preferred Stock                268,254                  268,254                       (97,402)     (97,402)
    8% Debentures                                                          -      1,627,153     (1,627,153)
    Promisory Notes                         582,750                  582,750        813,750       (233,150)     580,600
    Services                                122,000                  122,000      1,645,088       (669,152)     975,936
                                          ---------  ----------    ---------      ---------     ----------    ---------
Ending Balance                            1,348,004           -    1,348,004      5,433,995     (2,626,857)   2,807,138
                                          =========  ==========    =========      =========     ==========    =========


SHOPPING.COM
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

                                      Warrants Outstanding                                   Warrants Exercisable
                       -------------------------------------------------------     --------------------------------------
                                           Weighted Average
                            Number             Remaining          Weighted              Number             Weighted
    Range of            Outstanding at     Contractual Life        Average          Exercisable at          Average
 Exercise Prices       January 31, 1999         (Years)        Exercise Price      January 31, 1999      Exercise Price
 ---------------       ----------------    ----------------    --------------      ----------------      --------------
  $1.78 - $3.25                 772,501                3.66             $2.72               772,501           $2.72
  $4.50 - $7.00               1,284,200                3.39             $6.47             1,284,200           $6.47
 $10.00 - $16.00                416,357                3.66            $14.05               416,357          $14.05
 $21.92 - $24.00                334,080                4.14            $22.13               334,080          $22.13
                       ----------------    ----------------    --------------      ----------------      --------------
                              2,807,138                                                   2,807,138
                       ================                                            ================

The Company obtained a valuation for its warrants from an independent firm that used the Black-Scholes option valuation model with the following weighted-average assumptions:


                                                                            Year Ended January 31,
                                                                               1998       1999
                                                                            ---------   ---------
      Dividend Yield                                                               0%          0%
      Risk free interest rate                                                      6%          5%
      Expected volatility                                                         61%         87%
      Expected term - years                                                       5.0         4.7


The weighted average fair value of the warrants issued during 1998 and 1999 was $2.94 and $7.63, respectively.

STOCK OPTION PLAN

In July 1997, the Company adopted the 1997 Stock Option Plan (the "1997 Plan") that provides for the issuances of options to employees, directors and consultants of the Company for up to a maximum of 750,000 shares of Common Stock. Generally, options granted under the 1997 Plan expire the earlier of ten years from the date of grant, (or five years in the case of an incentive stock option granted to a holder of 10% or more of the Company's outstanding Common Stock), or three months after the optionee's termination of employment. The options vest over periods ranging from two to five years. Options are exercisable for consideration in the form of cash or Common Stock previously held by the optionee. The 1997 Plan may be suspended or terminated at the discretion of the Board of Directors. As of January 31, 1999, 208,000 options are available for future grant under the 1997 Plan.

In 1998 and 1999, the Company issued options to directors and employees with exercise prices below the fair market value of the underlying Common Stock on the date of grant resulting in $675,000 and $3,368,000 in compensation expense, respectively. During 1999, the Company issued a total of 287,500 options to non-employees resulting in additional compensation expense of $3,328,000 as determined using the Black-Scholes option valuation model.

SHOPPING.COM
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

A summary of the activity related to the Company's stock options issued under the 1997 Plan, options issued to directors outside of the 1997 Plan, and options issued to non-employees follows:

                                                                            Weighted Average
                                                      Number                Exercise Price
                                                     of Shares                 Per Share
                                                   --------------           ----------------
Options outstanding, January 31, 1997                          -                   -

    Granted                                              230,000                 $3.00
    Cancelled                                            (10,000)                $3.00
                                                   --------------

Options outstanding, January 31, 1998                    220,000                 $3.00

    Granted                                            2,534,500                 $8.44
    Exercised                                             (5,175)                $2.50
    Cancelled                                            (24,125)                $2.74
                                                   --------------

Options outstanding, January 31, 1999                  2,725,200                 $9.60
                                                   ==============

Options exercisable, January 31, 1999                  2,530,325                 $7.91
                                                   ==============

                                          Options Outstanding                             Options Exercisable
                       -------------------------------------------------------    ---------------------------------
                                           Weighted Average
                            Number             Remaining           Weighted            Number           Weighted
    Range of            Outstanding at     Contractual Life        Average         Exercisable at       Average
 Exercise Prices       January 31, 1999         (Years)         Exercise Price    January 31, 1999   Exercise Price
----------------       ----------------    ----------------     --------------    ----------------   --------------
  $1.78 - $3.00            1,612,700             5.04              $1.92           1,442,825             $ 1.94
 $13.47 - $16.00             787,500             4.42             $15.36             787,500             $15.36
 $18.49 - $21.00             325,000             4.46             $20.81             300,000             $21.00
                           ---------                                               ---------
                           2,725,200                                               2,530,325
                           =========                                               =========

FAIR VALUE DISCLOSURE

The Company applies the measurement principles of APB No. 25 in accounting for options issued to employees under its stock option plan and options issued to Directors. If the Company had elected to recognize compensation expense based on the fair value at the grant dates as prescribed by SFAS 123, the Company's net loss would have been increased to the pro forma amounts indicated below.

SHOPPING.COM
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

                                                                                         Year Ended January 31,
                                                                                       1998                1999
               Net loss available to common shareholders:
                     As reported                                                   $(7,200,000)        $(49,722,000)
                     Pro forma                                                     $(7,659,000)        $(56,135,000)
               Basic and diluted loss per common share:
                     As reported                                                        $(4.03)             $(10.34)
                     Pro forma                                                          $(4.29)             $(11.68)


The pro forma effects presented above are not likely to be representative of the effects on reported net loss for future years. The fair value of options issued to employees, non-employees and directors was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                                                        Year Ended January 31,
                                                                                      1998                1999
               Dividend yield                                                           0%                  0%
               Risk free interest rate                                                  5%                  5%
               Expected volatility                                                     60%                 85%
               Expected term - years                                                   3.5                 4.6


The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.


The weighted average fair values and exercise prices of options follows:

                                                                              Year Ended January 31,
                                                                 1998                                   1999
                                          ------------------------------------   -------------------------------------
                                          Fair Value         Exercise Price        Fair Value        Exercise Price
                                          ---------------  -------------------   ---------------   -------------------
    Issued at below market value              $5.72              $3.00               $12.40              $16.00
    Issued at market value                                                           $ 3.25              $ 5.52
    All options                               $5.72              $3.00               $ 4.86              $ 7.71


COMMON STOCK EQUITY LINE

In December 1998, the Company entered into a Common Stock Private Equity Line Subscription Agreement (the "Common Stock Line") whereby the Company, at its option, may put shares of Common Stock to the subscriber for a maximum of $60,000,000 at a put price that is equal to the lesser of (i) 83% of the Common Stock fair market value or (ii) the Common Stock fair market value less $.50 on the put date. The Common Stock Line includes the payment of semi-annual commitment fees of $100,000 in the event the subscriber does not receive a defined amount of proceeds from its sale of the Company's

SHOPPING.COM
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

Common Stock. In conjunction with the Common Stock Line, the Company issued 490,385 warrants to purchase the Company's Common Stock at an exercise price of $8.38 per share, with semi-annual reset provisions, that are exercisable over a 7 year period. The estimated value of the warrants issued is approximately $4,440,000 and represents the estimated value of the Company's right to put its Common Stock to the subscriber. No Common Stock has been sold under the Common Stock Equity Line.

NOTE 8 - INCOME TAXES


The Company did not record a provision for income taxes in 1998 and 1999 due to net losses incurred. The Company's deferred tax assets and liabilities comprise the following:

                                                      January 31,
                                               1998                 1999
Deferred tax assets:
    Net operating loss carryforwards         2,583,000          $ 17,277,000
    Stock-based compensation                     7,000             1,379,000
    Property and equipment                                           383,000
    Litigation reserves                         46,000             3,478,000
    Accrued expenses                           258,000                11,000
    Other                                        4,000                52,000
                                           -----------          ------------

                                             2,898,000            22,580,000
Valuation allowance                         (2,898,000)          (22,580,000)
                                           -----------          ------------

                                           $      -             $       -
                                           -----------          ------------


The Company has net operating loss carryforwards for both federal and state purposes of $6,295,000 and $41,628,000 as of January 31, 1998 and 1999,
respectively. Federal and state net operating loss carryforwards begin expiring in the years 2005 and 2011, respectively. Due to ownership changes, the net operating loss carryforwards are subject to an annual limitation on the amount that can be utilized. A full valuation allowance has been recorded based on management's expectation that the Company's net deferred tax assets, more likely than not, will not be realized based on estimated future taxable income.

The income tax benefit differs from the amount computed by applying the statutory federal income tax rate to net loss as follows:


                                                                             Year Ended January 31,
                                                                             1998             1999
Computed expected tax benefit                                                (35%)           (35%)
State income tax benefit, net of federal benefit                             ( 6%)            (6%)
Non-deductible interest expense                                                                2%
Change in valuation allowance                                                 41%             39%
                                                                         --------------  ---------------

                                                                              0%               0%
                                                                         --------------  ---------------

SHOPPING.COM
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________


NOTE 9 - COMMITMENTS AND CONTINGENCIES

SEC INVESTIGATION

In March 1998, the Company became aware that the SEC had initiated a private investigation to determine whether the Company, its lead underwriter in its IPO and market maker, (the "Market Maker"), or any of its officers, directors, employees, affiliates, or others had engaged in fraudulent activities in connection with transactions in the Company's Common Stock in violation of federal securities laws. This investigation resulted in the SEC temporarily suspending trading of the Company's stock for 10 days in March 1998. Due to the uncertainty regarding the outcome of the investigation, management is unable to determine whether it will have a material adverse effect on the Company's financial position, results of operations and cash flows. An accrual has not been recorded in the financial statements for any loss that may result from the outcome of the investigation.

LITIGATION

During the six months ended July 31, 1998, various similar class action lawsuits were filed against the Company, certain officers of the Company, and the Market Maker (the "Defendants") on behalf of all persons who purchased shares of the Company's Common Stock between November 25, 1997 and March 26, 1998 alleging violations of the various state and federal securities laws by the Defendants. The complaints charge that the Defendants participated in a scheme and wrongful course of business to manipulate the price of the Company's Common Stock, and the Defendants seek compensatory damages in unspecified amounts. Compaq anticipates entering into a mediation where the damages that may be awarded would be within a range between $2,400,000 and $9,000,000. In addition, management believes that the Company's directors' and officers' liability insurance carrier may reimburse a portion of any amounts awarded.

In February 1999, a complaint was filed against the Company by a financial advisor alleging that the Company owes $3,465,000 for breach of a warrant agreement and an additional $2,886,000 as a transaction fee. The Company filed an answer on April 9, 1999 denying the liability. Management is unable to determine whether the outcome of this complaint will have a material adverse effect on its financial position, results of operations and cash flows.

During 1999, the Company allegedly entered into a one-year consulting agreement (for the period from December 1998 to November 1999) with a firm (the "Consulting Firm") whereby the Consulting Firm was to provide investor and public relation services in exchange for 153,000 shares of Common Stock. As of January 31, 1999, the shares of Common Stock have not been issued. The Company recorded a liability of $1,555,000 based upon the fair value of the Common Stock on the commencement of the agreement and recorded approximately $260,000 in expense related to this agreement in 1999. In March 1999, the Consulting Firm filed a Demand for Arbitration claiming that the Company owes approximately $3,000,000 of Common Stock pursuant to the contract. Management is unable to determine whether the outcome of this complaint will have a material adverse effect on its financial position, results of operations and cash flows. An accrual has not been recorded in the financial statements for any loss that may result from the outcome of this litigation.

SHOPPING.COM
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

During 1999, the Company was negotiating a one-year consulting agreement (for the period from February 1998 to January 1999) with a company (the "Consultant") whereby the Consultant was to provide public relation services in exchange for $5,000 upon execution of the agreement, monthly payments from $5,000 to $7,000, 7,000 shares of Common Stock, and 30,000 options with exercise prices of $22.50 and $25.00 (15,000 each) that are exercisable over a three-year period. In June 1998, the Company wrote to the Consultant giving the Consultant notice of termination of services and offered 2,917 shares of Common Stock and a total of 6,250 stock options as a reimbursement for services previously provided. The Company has recorded $250,000 as expense that represents the fair value of the Common Stock and the estimated fair value of the stock options. As of January 31, 1999, neither the Common Stock nor the stock options have been issued. In May 1999, the Company received a letter from the Consultant claiming that it is owed $1,184,000 due to the Company's failure to deliver all of the stock and options pursuant to the original agreement. Management is unable to determine whether the outcome of this complaint will have a material adverse effect on its financial position, results of operations and cash flows. An accrual has not been recorded in the financial statements for any loss that may result from the outcome of this litigation.

The Company is a defendant in several complaints in which management believes that i) it is not probable that a liability has been incurred and ii) the amount of any potential loss cannot be reasonably estimated. Accordingly, an accrual has not been recorded in the financial statements.

The Company and its shareholder (Note 11) have been subject to certain claims related to contracts entered into by former management of the Company. The Company and its shareholder intend to defend such claims as they arise; however, no assertion can be made that additional claims for similar contracts will not be made. In addition, the Company is involved in certain litigation other than that described above arising in the normal course of business. The Company believes any liability with respect to such routine litigation, individually or in the aggregate, is not likely to be material to the Company's financial position, results of operations and cash flows. An accrual of $8,510,000 has been recorded for amounts management believes the Company will incur and pay for the aggregate losses resulting from the outcome of the aforementioned litigation.

Compaq has agreed to assume any liability that currently exists or may exist as a result of the outcome of the Company's threatened and pending litigation.

EMPLOYMENT AGREEMENT

In June 1998, the President, Chief Executive Officer, and director (the "Former Officer") of the Company resigned. Pursuant to a Termination and Buy Out Agreement, the Former Officer will receive payments totaling $500,000, with $100,000 paid on or before July 31, 1998 and the balance due in $50,000 increments on or before each succeeding fiscal quarter end, beginning October 31, 1998 until fully paid. In addition, the Former Officer received options to purchase 150,000 shares of the Company's Common Stock at an exercise price of $16.00 per share. The Company recorded a charge for the estimated fair value of the options (Note 7). In September 1998, the Company approved the conversion of $350,000 of its unpaid liability related to the Termination and Buy Out Agreement for Common Stock at the then fair market value of $1.37 per share, resulting in an issuance of 255,474 common shares.

SHOPPING.COM
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

LEASES

The Company leases facilities for its corporate offices under non-cancelable operating lease agreements that expire in 2002 and 2004, and have annual rent increases of approximately 4% and 5%, respectively. The Company also leases certain office equipment under operating and non-cancelable capital lease arrangements. Future minimum lease payments follow:


    Year Ending
     January 31,                                Operating           Capital
        2000                                    $1,008,000         $ 283,000
        2001                                     1,220,000            58,000
        2002                                     1,271,000            31,000
        2003                                     1,205,000            15,000
        2004                                     1,218,000
        Thereafter                                 204,000
                                                ----------         ---------
                                                $6,126,000           387,000
                                                ==========         ---------

        Amount representing interest                                 (45,000)
                                                                   ---------

        Capital lease obligations                                  $ 342,000
                                                                   =========

Rent expense for 1998 and 1999 was $116,000 and $221,000, respectively.

NOTE 10 - RELATED PARTY TRANSACTIONS

Total employee advances outstanding as of January 31, 1998 and 1999 were $18,000 and $2,000, respectively, which are included in accounts receivable. As of January 31, 1999, $36,000 in advances to a shareholder were included in accounts receivable. During 1998, the Company made $154,000 in advances to a then current officer of the Company, which was fully repaid during the year. During 1998, the Company made $16,000 in advances to CyberDepot, which were fully repaid during the year. A then current officer of the Company is the principal shareholder of CyberDepot.

During 1998 and 1999, the Company entered into an agreement with a consultant who was also a shareholder of the Company, under which the Company incurred $23,000 and $52,000, respectively, in consulting expenses.

During 1998 and 1999, the Company sold $342,000 and $124,000 in products to its lead underwriter in its IPO and current shareholder of the Company. As of January 31, 1998 and 1999, $96,000 and $28,000 is included in accounts receivable, respectively.

During 1998 and 1999, the Company incurred legal expenses of approximately $528,000 and $283,000, respectively, from law firms that are also shareholders of the Company. As of January 31, 1998 and 1999, approximately $354,000 and $155,000 remains outstanding which are included in other accrued liabilities, respectively.

SHOPPING.COM
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

During 1998 and 1999, the Company purchased $233,000 and $85,000 of products from a shareholder of the Company. As of January 31, 1998, $114,000 was due to this shareholder.

During 1999, the Company paid $69,000 in consulting fees to an entity in which a then current officer and director of the Company is the president and principal shareholder.

In June 1998, the Company entered into a three year consulting agreement with CyberDepot whereby CyberDepot will receive $22,000 per month and received 100,000 options to purchase shares of the Company's Common Stock at $21.00 per share. The Company recorded a charge for the estimated fair value of the options (Note 7). A then former officer and current shareholder of the Company is the principal shareholder of CyberDepot. During 1999, the Company paid $165,000 in consulting fees under the agreement. The Company paid $581,000 to CyberDepot in February 1999 which represents the total monthly fees over the remaining three year term. This payment was made as a result of the change in control provision included in the agreement.

During 1998, the Company issued promissory notes for a total of $305,000 to an affiliate of the Company's lead underwriter in its IPO. The note was paid in full from the proceeds of the IPO.

NOTE 11 - SUBSEQUENT EVENT - COMPAQ PURCHASE

On January 15, 1999, Compaq announced a tender offer to purchase all of the outstanding shares of the Common Stock of the Company for $19.00 per share as set forth in the Offer to Purchase agreement. On January 21, 1999, the offer price was reduced to $18.25 per share. Effective February 15, 1999, Compaq completed the acquisition of the Company.

NOTE 12 - SUBSEQUENT EVENTS


PURCHASE BY CMGI

On June 29, 1999, Compaq announced it entered into an agreement to exchange a portion of its ownership in both the AltaVista business and two of its second-tier subsidiaries, Shopping.com and Zip2 Corporation, among other assets ("Alta Vista Business") to CMGI, Inc. Compaq will retain 18.5% equity ownership in AltaVista or its successor. In return, Compaq will receive 18,994,975 CMGI common shares and CMGI preferred shares convertible into 1,809,045 CMGI common shares, which combined, would represent a 16.4% equity ownership in CMGI, on a fully diluted basis. In addition, CMGI will issue a $220 million three-year note to Compaq, bringing total consideration for CMGI's 81.5% ownership in the AltaVista Business to approximately $2.3 billion. The agreement, subject to normal regulatory approvals, is binding on both parties and does not require shareholder approval for the closing.

SHOPPING.COM
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

ARBITRATION

In July 1999, an arbitration proceeding against the Company commenced demanding damages in amount to be proven, but no less than $300,000,000 and/or an order for specific performance related to agreements entered into in December and January of 1999. The agreements included provisions in which the Company would receive a portion of the sale proceeds from products and services to be provided by a vendor (the "Vendor") and sold on the Company's website. The Vendor has also made a settlement demand of $35,000,000. Management is unable to determine whether the outcome of this complaint will have a material effect on its financial position, results of operations and cash flows. An accrual has not been recorded in the financial statements for any loss that may result from the outcome of this litigation.